UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of principal executive offices and zip code)
Not applicable
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-3.1
EX-4.1
EX-4.2
EX-5.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 4, 2009, ADVENTRX Pharmaceuticals, Inc. (the “Company”) entered into an engagement letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as exclusive placement agent for the Company on a best efforts basis in connection with a proposed offering by the Company of its securities.
     On August 5, 2009, the Company entered into a securities purchase agreement with an investor pursuant to which the Company agreed to sell an aggregate of 922 shares of its 5% Series C Convertible Preferred Stock (“convertible preferred stock”). The purchase price per share of convertible preferred stock is $1,000. An aggregate of 7,092,307 shares of the Company’s common stock are issuable upon conversion of the convertible preferred stock.
     Subject to certain ownership limitations, the convertible preferred stock will be convertible at the option of the holder at any time into shares of the Company’s common stock at a conversion price of $0.13 per share, which was the closing price of the Company’s common stock on August 4, 2009, and will accrue a 5% cumulative dividend until February 10, 2012. In the event the convertible preferred stock is converted at any time prior to February 10, 2012, the Company will pay the holder of the converted convertible preferred stock an amount equal to $125 per $1,000 of stated value of convertible preferred stock converted less dividends paid with respect to such converted convertible preferred stock before the relevant conversion date. The conversion price of the convertible preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertible preferred stock will be subject to automatic conversion into shares of common stock upon the occurrence of a change in control of the Company and the Company may become obligated to redeem the convertible preferred stock upon the occurrence of certain triggering events, including the material breach by the Company of certain contractual obligations to the holders of the convertible preferred stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges.
     The securities purchase agreement and the certificate of designation authorizing the convertible preferred stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws, pay cash dividends or distributions with respect to its common stock or other junior securities, repurchase shares of its common stock or other junior securities, issue additional equity securities prior to August 25, 2009 and incur indebtedness, and a requirement to use its reasonable best efforts to maintain the listing of its common stock on one or more specified United States securities exchanges.
     The convertible preferred stock and the shares of common stock underlying the convertible preferred stock are being offered and will be issued and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-159376) and the related prospectus supplement, dated August 5, 2009 and filed with the Securities and Exchange Commission on August 5, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The net proceeds to the Company from the offering, after deducting placement agent fees and its estimated offering expenses, are expected to be approximately $0.8 million. The transaction is expected to close on August 10, 2009, subject to satisfaction of customary closing conditions. At the closing, 12.5%, or $115,250, of the gross proceeds will be placed in an escrow account with Weinstein Smith LLP, which amount will be released to make dividend payments and any make-whole payments payable to the holders of the convertible preferred stock.
     A copy of the opinion of special counsel to the Company relating to the legality of the issuance and sale of the shares of convertible preferred stock and shares of common stock issuable upon conversion of the convertible preferred stock in the offering is attached as Exhibit 5.1 hereto.
     Pursuant to the terms of the engagement letter agreement with the Placement Agent, assuming the sale of all of the shares of convertible preferred stock in the offering, the Company will pay the Placement Agent a fee equal to approximately $64,540 (7.0% of the gross proceeds from the sale of the securities). In addition, the Company will issue to the Placement Agent warrants to purchase up to that number of shares of common stock equal to 5.0% of the number of shares of common stock underlying the convertible preferred stock sold in the offering. Assuming the sale of all of the shares of convertible preferred stock in the offering, the compensation warrants to the Placement Agent will be exercisable for up to 354,615 shares of the Company’s common stock at an exercise price of $0.1625 per share. Subject to certain ownership limitations, the warrants will be exercisable at any time after the six-month anniversary of their date of issuance and on or before the fifth anniversary of their date of issuance. The exercise price of the warrants and, in some cases, the number of shares issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Placement Agent’s warrants will include certain restrictions on transfer in accordance with FINRA regulations.
     The foregoing description of the terms of the securities purchase agreement, the certificate of designation of preferences, rights and limitations of the convertible preferred stock, the Placement Agent’s warrants and the engagement letter agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 3.1, 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 5, 2009, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of 5% Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware. The description of the certificate of designation and the convertible preferred stock contained in Item 1.01 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: August 5, 2009	By:	/s/ Patrick L. Keran
		Name:	Patrick L. Keran
		Title:	General Counsel and Vice President, Legal

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of 5% Series C Convertible Preferred Stock

4.1	Form of Securities Purchase Agreement, dated August 5, 2009, by and between ADVENTRX Pharmaceuticals, Inc. and the purchaser(s)

4.2	Form of Common Stock Purchase Warrant to be issued by ADVENTRX Pharmaceuticals, Inc. to Rodman & Renshaw, LLC

5.1	Opinion of DLA Piper LLP (US)

10.1	Engagement Letter Agreement, dated August 4, 2009, by and between ADVENTRX Pharmaceuticals, Inc. and Rodman & Renshaw, LLC

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated August 5, 2009